SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 29, 2014

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3777 Willow Glen Drive
El Cajon, California 92019-4601
(Address of principal executive office)
Issuer's telephone number:  (619) 383-6600

Section 8   Other Events

Item 8.01  Other Events

On July 29, 2014, Royale Energy, Inc., notified Kuukpik Drill that Royale was terminating its contract for drilling two wells on Royale’s block on the North Slope in Alaska, during the 2014-2015 drilling season.  Royale elected to terminate the contract after Rampart Energy, Ltd., notified Royale that Rampart would not fund the initial payment due to Kuupik Drill under the drilling contract.  This decision was made to avoid incurring penalty fees that would have become due to Kuupik Drill for failure to make timely payment.  Royale believes that the drilling contract could be reinstated for the 2014-2015 season if new arrangements can be made to fund the drilling commitment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: July 31, 2014	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Co-President, Co-Chief Executive Officer and Chief Financial Officer